_                                                                   Exhibit 99.2

                                   CERTIFICATE
                                 furnished under
                  Section 906 of the Sarbanes-Oxley Act of 2002


     In connection with the accompanying Annual Report of the Employees' Savings Plan of Central Illinois Light Company (the "Plan") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Warner L. Baxter, chief financial officer of Ameren Services Company, the administrator of the Plan, and Central Illinois Light Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     A signed original of this written statement required by Section 906 has been provided to Central Illinois Light Company and will be retained by Central Illinois Light Company and furnished to the Securities and Exchange Commission or its staff upon request.


                                             /s/ Warner L. Baxter
                                             -------------------------------
                                             Warner L. Baxter
                                             Senior Vice President, Finance
                                             Ameren Services Company
                                             (Plan Administrator)
                                             Central Illinois Light Company

Date:  June 30, 2003